UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934.

            Date of Report (Date of Earliest event reported):
                              September 15, 2008

                               Safer Shot, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                  (State or other jurisdiction of incorporation)

                                   000-28769
                             (Commission File Number)

                                  20-2393338
                       (IRS Employer Identification No.)

                          110 E 59th St  25th Floor
                             New York, New York 10022
        (Address of principal United States executive offices and Zip Code)

                             212-265-8600 ext 215
              (Registrant's telephone number, including area code)
                                         N/A
            (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 / / Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
 / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
 / / Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
 / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                   SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

     On September 15, 2008, the Board of Directors of Safer Shot, Inc.
(the "Company") appointed John Lund as our Chief Executive Officer. There are no understandings or arrangements between Mr. Lund and any other person pursuant to which Mr. Lund was selected as an officer of the Company.
Mr. Lund does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer.

John Lund

Since 2003, Mr. Lund has served as the Chief of Staff of Invizeon Corporation. At Invizeon Mr. Lund advised the CEO and senior executives on various matters including strategic planning, operations, restructuring and effective leadership. Additionally, Mr. Lund negotiated various vender contracts and established alliances and partnership agreements as well as raising financing for operating costs. Mr. Lund also represented the company at national and regional meetings, conventions and trade shows. Prior to working at Invizeon, Mr. Lund was the President and Owner of A.C.T., Inc., a management consulting firm.


Date:  September 17, 2008

                SAFER SHOT, INC.

                 Edward Agabs
         By /s/----------------------
                 Edward Agabs
                 Director